UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 29, 2008

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	0-13801	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18191 Von Karman, Suite 450 Irvine, California 92612
(Address of Principal Executive Offices)

(949) 255-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2008, the independent directors of the Board of Directors (“Board”) of Quality Systems, Inc. (the “Company”), acting in executive session and upon the recommendation of the Company’s Compensation Committee, approved base salary levels for the Company’s named executive officers as part of the Company’s compensation program for the fiscal year ending March 31, 2009, as described in Exhibit 10.1 hereto, which exhibit is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 29, 2008, the Board amended Article II, Section 2(b) and (c) of the Company’s Bylaws to clarify the Company’s “advance notice” requirements in connection with its shareholder meetings. The Amended and Restated Bylaws of the Company are attached as Exhibit 3.1 to this Report. The bylaw amendment is indicated by the underlined text in Article II, Section 2(b) and (c) of Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

Quarterly Dividend Policy

Pursuant to the Company’s dividend policy, on May 29, 2008, the Board declared a quarterly cash dividend of $0.25 per share on the Company’s outstanding shares of common stock, payable to shareholders of record as of June 13, 2008 with an anticipated distribution date of July 2, 2008.

Annual Shareholders’ Meeting

The Company is preparing to hold its 2008 annual meeting of shareholders on September 4, 2008. All holders of record of the Company’s common stock outstanding as of the close of business on July 18, 2008 will be entitled to vote at the annual meeting.

A copy of the Company’s press release announcing the annual shareholder's meeting date is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.	Not applicable.

(b) Pro Forma Financial Information.	Not applicable.

(c) Shell Company Transactions.	Not applicable.

(d)  Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws, adopted May 29, 2008

10.1	Description of Revised Salaries under Compensation Program for Named Executive Officers for Fiscal Year Ending March 31, 2009

99.1	Press Release dated June 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2008	QUALITY SYSTEMS, INC.
By:	s/PAUL HOLT
Paul Holt
Chief Financial Officer